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                                         EXHIBIT 23(a)

                              CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2000 relating to the consolidated financial statements and financial statement schedules of American International Group, Inc. and its subsidiaries, which appear in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

New York, New York
December 29, 2000